UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2025

ELECTROMED, INC.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN 56071
(Address of Principal Executive Offices) (Zip Code)

(952) 758-9299
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 par value	ELMD	NYSE American LLC
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Electromed, Inc. (the “Company”) held on November 14, 2025, the following proposals, each as described in further detail in the definitive proxy statement filed on September 30, 2025, were voted upon by our shareholders as set forth below:

1.
The following individuals designated by our Board as nominees for director were elected for a one-year term or until a successor has been elected and qualified, thereby setting the number of directors at eight, with voting as follows:

Name	For	Withheld	Broker Non-Votes
James L. Cunniff	5,022,691	20,061	1,416,368
Stan K. Erickson	4,958,039	84,713	1,416,368
Gregory J. Fluet	4,686,278	356,474	1,416,368
Joseph L. Galatowitsch	4,969,344	73,408	1,416,368
Kathleen S. Skarvan	5,007,992	34,760	1,416,368
Andrew J. Summers	4,967,176	75,576	1,416,368
Kathleen A. Tune	4,964,920	77,832	1,416,368
Andrea M. Walsh	4,965,887	76,865	1,416,368

2.	Our shareholders ratified the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026, with voting as follows:

For	Against	Abstain
6,435,180	5,610	18,330

3.	Our shareholders approved, on a non-binding and advisory basis, our executive compensation, with voting as follows:

For	Against	Abstain	Broker Non-Votes
4,713,558	309,673	19,521	1,416,368

4.	Our shareholders recommended, on a non-binding and advisory basis, that votes on named executive officer compensation should occur every year, with voting as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
4,783,259	6,533	237,314	15,646	1,416,368

Based on the voting results, our Board of Directors has determined to continue to include a shareholder vote to approve executive compensation in its proxy materials on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROMED, INC.

Date: November 18, 2025	By:	/s/ Bradley M. Nagel
	Name:	Bradley M. Nagel
	Title:	Chief Financial Officer